EXHIBIT 5.1


                          OPINION OF AKERMAN SENTERFITT

                                 April 10, 2003


nStor Technologies, Inc.
100 Century Boulevard
West Palm Beach, FL 33417

Ladies and Gentlemen:

        We have acted as counsel to nStor Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the registration by the Company of 2,500,000 shares (the "Shares") of the Company's common stock, $.05 par value per share, issuable pursuant to the nStor Technologies, Inc. 2001 Stock Option Plan (the "Plan").

        In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company's Restated Certificate of Incorporation, as amended, and the Restated Bylaws, (2) the Plan, (3) the resolution of the stockholders of the Company approving the amendment to the Plan and (4) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

        Based upon the foregoing examination, we are of the opinion that, assuming no change in the facts or law, the Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                                 Sincerely,

                                /s/ AKERMAN SENTERFITT